Exhibit 99.1

Versata Announces Results for Third Quarter 2003; Encouraging New
Customer Activity

    OAKLAND, Calif.--(BUSINESS WIRE)--Sept. 4, 2003--Versata, Inc. (Nasdaq: VATA), a provider of software and services that automate the development and deployment of business applications that power enterprises, today announced results for the third fiscal quarter ended July 31, 2003.
    Total revenue for the third fiscal quarter was $2.7 million as compared to $4.6 million for the same period last year and $4.5 million for the quarter ended April 30, 2003. For the third quarter, license revenue decreased 53% over the same quarter last year with license revenue at $487,000 for the quarter ended July 31, 2003 versus $1 million for the quarter ended July 31, 2002.
    The non-GAAP (formerly "pro forma") net loss, which excludes expenses for stock-based compensation, amortization of intangibles and restructuring and other, was $1.4 million or $0.19 per share for the quarter ended July 31, 2003. This compares to a non-GAAP net loss of $1.3 million or $0.18 per share for the quarter ended July 31, 2002 and a non-GAAP net loss of $465 thousand, or $0.06 per share for the quarter ended April 30, 2003. On a GAAP basis, the net loss for Versata's third quarter 2003 was $3.8 million or $0.51 per share, compared to a net loss of $2.4 million or $0.34 per share for the corresponding quarter in 2002 and a net loss of $1.2 million or $0.16 per share for the quarter ended April 30, 2003.
    Versata ended the third quarter 2003 with $15.9 million in cash and short-term investments. The decrease in cash and short-term investments of $501,000 for the third quarter compares to an increase in cash and short-term investments of $36,000 for the quarter ended April 30, 2003.
    "The fiscal third quarter was disappointing from a revenue standpoint, however, we are seeing our pipeline strengthen and are optimistic about business in the calendar fourth quarter and early 2004 as companies make greater investments in new application development projects," said Jim Doehrman, COO and CFO, Versata. "We are pleased with our new customer count, but were unable to duplicate the large deals we closed with exiting customers, during the prior two quarters. We are committed to our customers in ensuring their success at deploying enterprise scale applications, and continue to enhance our product line to meet their needs and those of the market."

    Quarterly Highlights

    Customers

    In the third quarter, software license revenue came from a total of 17 customers. 53% of Versata's software license revenue came from repeat customers, including American Management Systems, JP Morgan Chase and Union Bank of California. Versata signed 5 new customers in the quarter, including a large financial services company, a large city in Arizona, Fairfield Resorts, a leading provider of family vacations, and Utility Solutions, an energy-focused software vendor. In terms of customer adoption in the third quarter, 12 customers purchased our products for IBM WebSphere(1), including 6 customers that purchased their Versata WebSphere products directly through IBM Passport Advantage (PPA), IBM's volume licensing program. Our license revenue via the PPA channel was over 20% of total license revenue, which is the best percentage performance from this channel since the quarter ending July 31, 2002.

    Management

    In August, Versata announced the appointment of Dr. Alan E. Baratz to the role of President and CEO. Dr. Baratz was until recently CEO of Zaplet, Inc., an enterprise software company focused on providing collaborative business process management solutions. He joined Zaplet from E.M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm, where he was instrumental in funding a number of new technology companies. Dr. Baratz formerly served as president of the Software Products and Platforms (JavaSoft) division at Sun Microsystems. In that role he led the growth and adoption of the Java platform from its infancy in 1996 to a robust platform supporting mission-critical applications in almost 80 percent of Fortune 1000 companies by 1999. Prior to Sun, Dr. Baratz was president and CEO of Delphi Internet, the online business unit of Rupert Murdoch's News Corporation and held numerous senior management positions at IBM in their research labs. Dr. Baratz is also currently a partner at Gabriel Venture Partners.
    In July, Versata appointed Hong Xia Vice President of Product Management and Technical Services. Mr. Xia's responsibilities include managing Versata's suite of products to ensure that they evolve in line with customer requirements and market opportunities, as well as overseeing Versata's alliances, professional services, and technical sales.
    Prior to joining Versata, Mr. Xia was vice president of product management at Akamai Technologies. Over his three year tenure at Akamai, Mr. Xia made significant contributions in the areas of product management and technical consulting to the growth of the company from a nascent startup to an established market leader. Before Akamai, Mr. Xia spent 5 years in IT consulting, working at Osage Systems as chief technologist first and then running his own consulting business. His previous experience includes senior technical positions at Thinking Machines Corporation and Schlumberger.

    Products

    The latest iteration of the Versata Logic Suite will begin shipping during the fourth quarter. This release includes features designed to enhance the use of Versata with recent versions of the IBM WebSphere, BEA WebLogic and Borland application servers. In addition, it further integrates Versata's business rules and process technology. While the engines and designer were loosely linked in an earlier release, this new version is designed to make it easier for a developer to smoothly transition from developing J2EE services from business rules to business processes. In addition, Versata has included several performance enhancements for the integrated platform.
    An important addition to the latest version of the Versata Logic Suite is a new component for use with JSP development technologies like Struts. Versata's JSP Struts builder is a collection of components and automation tools that accelerate the development of web applications based on the increasingly popular Apache Struts framework. As indicated by industry analysts, and evident in the field, Struts is rapidly becoming the de-facto standard model-view-controller framework for web application development.

    Industry Initiatives

    Versata continues its efforts on vertical campaigns, specifically around Anti-Money Laundering (AML) and the worldwide Basel 2 risk management initiative. On July 31st Versata held a successful seminar in the UK on AML and the associated business/IT implications and risks. The seminar included presentations from consulting firms, such as Proximal Consulting and Deloitte and Touche, in addition to a major anti-money laundering law enforcement official.

    Non-GAAP Financial Measures (Regulation G)

    Versata uses both GAAP and non-GAAP financial measures to report its financial results. Management believes that these non-GAAP financial measures provide an additional tool for investors to evaluate on-going operating results and trends excluding certain items. Versata has historically included non-GAAP financial measures when reporting to the investment community and therefore believes the inclusion of certain non-GAAP financial measures provides consistency and comparability with past financial reports. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used within our earnings press release exclude expenses for: stock-based compensation, amortization of intangibles and restructuring and other. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as provided in financial tables attached.

    Quarterly Conference Call

    Versata, Inc. will host its quarterly conference call, open to all interested parties, at 2:00 pm Pacific Time, 5:00 pm Eastern Time, on Thursday, September 4, 2003. The call will be available over the Internet at www.versata.com.

    About Versata

    For organizations that are challenged with building large-scale, transaction-intensive applications driven by human and automated workflows, Versata provides software and services for custom system development. Like some application development products, Versata provides a design environment utilizing high-level modeling and code generation, integration with modeling tools, code editors, and testing tools. Unlike most of these, Versata provides a proven deployment platform with integrated process and transaction engines for workflow and business rules execution with specific functionality for large volumes of transactions with stringent performance and scalability requirements. Versata's approach enables organizations to create and change business systems faster, lower development and maintenance costs, and meet the stringent demands of their customers.
    Versata Global 2000 customers include American Management Systems, British Telecommunications, J.P. Morgan Chase & Co., Meridian Health Care Management and Union Bank of California. For more information, please visit www.versata.com or call (800) 984-7638.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements in this release include, statements regarding the Company's expectations, beliefs, hopes, intentions or strategies including without limitation; strengthening the Company's pipeline and optimism about business in the calendar fourth quarter and early 2004; continuing to work with existing customers; developing products that meet the needs of the market; latest iteration of Versata Logic Suite shipping during the fourth quarter; and Company's expected date and time for announcing the results for the fiscal third quarter ended July 31, 2003. These statements are not guarantees of future performance and actual results could differ materially from Company's current expectations. Factors that could cause or contribute to such differences include, but are not limited to: inability to make our existing customers successful; inability to increase our revenue; unforeseen technical difficulties with the new version of our product; market acceptance of the new or enhanced products marketed or sold by Versata; further declining of economic conditions; and date and/or time for the announcement changing due to unforeseen factors and other risks detailed in the Company's Annual Report filed on Form 10-K, registration statement and periodic reports filed with the Securities and Exchange Commission. As a result, actual results may vary, perhaps materially, from those contained in the forward-looking statements. All forward looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company does not assume any obligation to update such statements or the reasons why actual results could differ materially from those projected in such statements.
    Versata is a registered trademark of Versata, Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

(1) Indicates trademark or registered trademark of International
    Business Machines Corporation. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.




                             VERSATA, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NET LOSS
                 (In thousands, except per share data)

                         Three Months Ended       Nine Months Ended
                              July 31,                July 31,
                          2003        2002        2003        2002
                       ----------- ----------- ----------- -----------
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)
Revenue:
Software license             $487      $1,036      $5,073      $5,164
Maintenance and
 Support                    1,566       1,543       4,479       4,271
Professional Services         679       2,052       2,757       6,147
                       ----------- ----------- ----------- -----------
Total revenue               2,732       4,631      12,309      15,582
                       ----------- ----------- ----------- -----------

Cost of revenue:
Software license               14          63         200         169
Maintenance and
 Support                      394         345       1,180       1,045
Professional Services         682       1,509       2,554       4,940
                       ----------- ----------- ----------- -----------
Total cost of revenue       1,090       1,917       3,934       6,154
                       ----------- ----------- ----------- -----------

                       ----------- ----------- ----------- -----------
Gross profit                1,642       2,714       8,375       9,428
                       ----------- ----------- ----------- -----------

Operating expense:
Sales and marketing         1,135       1,716       4,388       7,048
Product development         1,215       1,228       3,910       4,106
General and
 administrative               707       1,154       2,182       3,836
Stock-based
 compensation                 294         204         588         766
Amortization of
 intangibles                  500         473       1,473       1,488
Restructuring and other     1,565         428       1,971       1,316
                       ----------- ----------- ----------- -----------
Total operating expense     5,416       5,203      14,512      18,560
                       ----------- ----------- ----------- -----------

Loss from operations       (3,774)     (2,489)     (6,137)     (9,132)
Interest income, net           60          91         182         334
Other non-operating, net      (14)         24           9          (7)
                       ----------- ----------- ----------- -----------
Loss before provision
 for taxes                 (3,728)     (2,374)     (5,946)     (8,805)
Provision for taxes           (39)        (34)       (160)       (101)
                       ----------- ----------- ----------- -----------
Net loss                  $(3,767)    $(2,408)    $(6,106)    $(8,906)
                       =========== =========== =========== ===========

Basic and diluted net
 loss per share            $(0.51)     $(0.34)     $(0.83)     $(1.27)

Weighted-average common
 shares outstanding         7,442       7,145       7,350       7,024
                       =========== =========== =========== ===========

Non-GAAP net loss:
Net loss                  $(3,767)    $(2,408)    $(6,106)    $(8,906)
Add:
Stock-based
 compensation                 294         204         588         766
Amortization of
 intangibles                  500         473       1,473       1,488
Restructuring and other     1,565         428       1,971       1,316
                       ----------- ----------- ----------- -----------
Non-GAAP net loss         $(1,408)    $(1,303)    $(2,074)    $(5,336)
                       =========== =========== =========== ===========

Basic and diluted Non-
 GAAP net loss per
 share                     $(0.19)     $(0.18)     $(0.28)     $(0.76)

                             VERSATA, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                             July 31,     October 31,
                                               2003           2002
                                           ------------   ------------
                                           (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                      $11,401        $12,287
Short-term investments                           4,548          4,478
Accounts receivable, net                           978          3,153
Unbilled receivables                                75            195
Prepaid expenses and other                         620            989
                                           ------------   ------------
Total current assets                            17,622         21,102
                                           ------------   ------------

Restricted cash                                  4,964          5,261
Property and equipment, net                      2,416          3,877
Intangibles, net                                   504          1,994
Other assets                                        88            122
                                           ------------   ------------
Total assets                                   $25,594        $32,356
                                           ============   ============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                  $285           $750
Accrued liabilities                              2,115          3,740
Current portion of accrued restructuring
 and other                                       1,738          1,037
Current portion of deferred revenue              3,375          3,848
Current portion of long term debt                   19            134
                                           ------------   ------------
Total current liabilities                        7,532          9,509
                                           ------------   ------------

Accrued restructuring and other, less
 current portion                                 2,695          1,104
Deferred revenue, less current portion           1,096          1,649
Long term debt, less current portion                 -            158
                                           ------------   ------------
Total liabilities                               11,323         12,420
                                           ------------   ------------

Stockholders' equity                            14,271         19,936
                                           ------------   ------------

                                           ------------   ------------
Total liabilities & stockholder's equity       $25,594        $32,356
                                           ============   ============

    CONTACT: Versata, Inc.
             Michael Clevestig, 510-628-1162
             michael_clevestig@versata.com